SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2018

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-26408	13-3136104
(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown New Jersey	07724
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 732-389-0932

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company       ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported in a Current Report on Form 8-K filed by Wayside Technology Group, Inc., a Delaware corporation (the “Company”), on May 14, 2018, Steve DeWindt was appointed to serve as interim President and Chief Executive Officer, effective May 11, 2018. On October 4, 2018, the Company’s Board of Directors named Mr. DeWindt the permanent President and Chief Executive Officer of the Company.

In connection with his appointment, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. DeWindt.  Mr. DeWindt will be employed by the Company on an at-will basis and, therefore, either Mr. DeWindt or the Company may terminate Mr. DeWindt’s employment at any time for any reason not prohibited by law.  Mr. DeWindt will initially receive a base salary of $350,000 per annum.

Mr. DeWindt will be eligible to receive an annual incentive bonus (the “Annual Incentive”) for each fiscal year during his period of employment, as determined by the Board of Directors of the Company.  With respect to (i) the 2018 fiscal year of the Company, the Annual Incentive will be in the range of $0 to $50,000, and (ii) the 2019 fiscal year of the Company, the Annual Incentive will be in the range of $0 to $350,000, in each case as determined in the sole discretion of the Board of Directors of the Company.  Any Annual Incentive payable to Mr. DeWindt related to the 2018 and 2019 fiscal years of the Company will be payable in at least 50% cash.

Mr. DeWindt will be entitled to receive stock-based compensation in accordance with the Company’s 2012 Stock-Based Compensation Plan (the “2012 Plan”) or any other equity incentive plan approved by the Board as follows: (i) for fiscal years 2018 and 2019 of the Company, provided that the Company has Actual Pre-Tax Income (as defined in the Employment Agreement) in excess of the lower end of the Pre-Tax Income Range (as defined in the Employment Agreement), Mr. DeWindt will be entitled to receive shares of common stock of the Company with a Fair Market Value (as defined in the Employment Agreement) equal to the product of (A) Actual Pre-Tax Income minus the Pre-Tax Income Target, multiplied by (B) the Participation Amount (as defined in the Employment Agreement).  For each fiscal year following the 2019 fiscal year, the Company shall determine in its sole discretion whether or not Executive shall be entitled to stock-based compensation in a particular year, and  the performance metrics and targets that Executive must achieve to receive any such stock-based compensation in a particular year.  Mr. DeWindt will not be permitted to sell or otherwise transfer any shares of common stock issued to Mr. DeWindt as stock based compensation for three years following the grant date of such shares; provided that such restriction will terminate upon a Change of Control (as defined in the Employment Agreement) of the Company.

In the event of any termination of the Employment Agreement for any reason, Mr. DeWindt will be entitled to (i) a lump sum payment within 30 days after the date specified in the notice of termination delivered by the Company or Mr. DeWindt, or in the case of death of Disability (as defined in the Employment Agreement), the date of death or the effective date of the disability as determined pursuant to the Employment Agreement (the “Separation Date”) of (A) any base salary that has accrued but is unpaid, (B) any Annual Incentive that has been earned for the year prior to the year in which the termination occurs, but is unpaid, (C) any reimbursable expenses that have been incurred but are unpaid, and (D) any accrued but unused vacation (but not personal or sick days), as of the Separation Date; and (ii) the Company will provide any vested plan benefits that by their terms extend beyond the Separation Date (collectively, (i) and (ii), the “Separation Benefits”).  If Mr. DeWindt’s employment terminates on account of his death, Disability, by Mr. DeWindt without Good Reason (as defined in the Employment Agreement), or by the Company for Cause (as defined in the Employment Agreement), the Company will make no further payments to Mr. DeWindt other than the Separation Benefits.

If Mr. DeWindt’s employment terminates on account of a termination by the Company without Cause or a termination by Mr. DeWindt for Good Reason, and if Mr. DeWindt complies with the other provisions in the Employment Agreement, Mr. DeWindt will receive, in addition to the Separation Benefits, (i) an amount equal to twelve months of his base salary as in effect immediately preceding the Separation Date (or, if greater, his base salary as in effect immediately preceding any action by the Company for which Mr. DeWindt terminated his employment for Good Reason), paid in equal installments on the Company’s regularly-scheduled paydays over a twelve-month period; and (ii) continued health care (medical, dental and vision) plan coverage provided to him and his spouse and dependents at the time of termination for twelve months after the Separation Date, on the same basis and at the same cost to Mr. DeWindt as available to similarly-situated active employees of the Company during such period.  If the Company reasonably determines that maintaining such coverage for Mr. DeWindt or his spouse or dependents is not feasible under the terms and provisions of such plans and programs (or where such continuation would adversely affect the tax status of the plan or program pursuant to which the coverage is provided), the Company will pay Mr. DeWindt cash equal to the estimated cost of the expected Company contribution therefor for such same period of time, with such payments to be made in accordance with the established payroll practices of the Company (no less frequently than monthly) for the period during which such cash payments are to be provided.

If, during the term of Mr. DeWindt’s employment and on or within 12 months following a Change of Control, his employment terminates, either by the Company without Cause, or by Mr. DeWindt for Good Reason, and if Mr. DeWindt complies with the other provisions in the Employment Agreement, Mr. DeWindt will receive, in lieu of all other claims and payments under the Employment Agreement other than the Separation Benefits, (i) an amount equal to 24 months of his base salary as in effect immediately preceding the effective date of termination (or, if greater, Mr. DeWindt’s base salary as in effect immediately preceding any action by the Company for which Mr. DeWindt terminated his  employment for Good Reason) paid in equal installments on the Company’s regularly-scheduled paydays over a 24 month period, with such period to commence immediately following the Separation Date; and (B) an amount equal to the Annual Incentive paid to Mr. DeWindt for the year immediately prior to the year in which the effective date of termination occurs, paid in equal monthly installments over a twelve-month period, with such period to commence immediately following the Separation Date.  To the extent that any portion of the Annual Incentive on which the amount payable was made in stock of the Company, the value of such stock shall be the Fair Market Value (as such term is defined in the Employment Agreement) of such stock on the close of business on the grant date.

The Employment Agreement also contains customary ownership of works, confidentiality provisions, as well as non-solicitation and non-competition provisions that extend for up to one-year (or two years in the case of a termination pursuant to Section 4(d) of the Employment Agreement) following termination of Mr. DeWindt’s employment with the Company.

The foregoing summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference

Mr. DeWindt’s biographical and other information required to be disclosed hereunder is included in the Company’s Current Report on Form 8-K, filed on May 14, 2018 and is incorporated herein by reference.

Item 8.01.                                        Other Events.

On October 9, 2018, the Company issued a press release announcing the appointment of Mr. DeWindt as the Company’s permanent President and Chief Executive Officer.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                        Employment Agreement, dated October 5, 2018, between Wayside Technology Group, Inc. and Steve DeWindt.

99.1                        Press release of Wayside Technology Group, Inc., dated October 9, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Employment Agreement, dated October 5, 2018, between Wayside Technology Group, Inc. and Steve DeWindt.

99.1	Press release of Wayside Technology Group, Inc., dated October 9, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date: October 9, 2018	By:	/s/ Michael Vesey
Michael Vesey, Vice President and
Chief Financial Officer